Exhibit 99.1

Taleo Announces Another Record-Setting Quarter in Q2

Record application revenue of $47.9 million

Closes multi-million dollar Performance Management contract supporting 140,000 users

Adds over 200 new SMB customers; 55% increase year-over-year

DUBLIN, CA, July 28, 2010 — Taleo Corporation (NASDAQ: TLEO), the leading provider of on-demand talent management solutions, today announced its financial results for the quarter ended June 30, 2010.

“Businesses need insight on their people to power growth, and they are turning to Taleo to provide the software solutions and perspective needed to gain that insight,” said Michael Gregoire, Chairman and Chief Executive Officer of Taleo. “Our second quarter results are further validation that our Talent Intelligence framework is delivering value to nearly 4,700 companies around the world and is helping those customers power their businesses.”

Second quarter highlights included:

•	Revenues of $56.3 million, an increase of 14.6% year-over-year.

•	Cash flow from operations of $9.9 million; with total cash of $244.9 million at June 30, 2010.

•	Signed 226 new customers, including 18 new Taleo Enterprise customers and 208 new Taleo Business Edition customers.

•	Closed 8 large enterprise deals with annual contract values in excess of $250,000.

•

Significantly, the largest transaction for the quarter was a multi-million dollar sale of Performance Management to support more than 140,000 employees for an existing Recruiting customer that is one of the world’s largest professional services firms.

Second quarter customer momentum included the addition of the following new customers:

•

ASRC Federal Holding Company, Brinker International, Carnegie Mellon University, LG Electronics, LLC, Cooper-Standard Holdings Inc., Miami Children’s Hospital, Starplex Cinemas, The Reinalt-Thomas Corporation, Samsung Telecommunications America LLC, Savannah River Nuclear Solutions, Skyy Spirits, and Warner Music Group.

•	Existing Taleo customers that chose to add Taleo solutions to their Talent Management suites included: Adobe Systems Incorporated, Magellan Health Services Inc., and Swissport USA Inc.

Taleo delivered the following financial results for the second quarter of 2010:

Revenue: Total revenue for the second quarter was $56.3 million, an increase of 14.6% on a year-over-year basis. Application revenue for the second quarter was $47.9 million, an increase of 11.7% on a year-over-year basis.

Net Loss and Net Loss Per Share to Common Stockholders: Net loss was $(1.4) million for the second quarter, compared to a net loss of $(0.1) million for the same period last year. Net loss for the second quarter of 2010 includes $3.2 million in amortization expense related to acquisitions, and $3.7 million in stock-based compensation expense. Net loss per share was $(0.04) for the second quarter, based on 39.4 million weighted average shares outstanding, compared to approximately breakeven for the same period last year, based on 30.4 million weighted average shares outstanding.

Non-GAAP Net Income and Non-GAAP Net Income Per Share to Common Stockholders: Non-GAAP net income was $6.1 million for the second quarter, compared to non-GAAP net income of $5.5 million for the same period last year. Non-GAAP net income includes amounts excluded from GAAP revenue due to the write down of the deferred revenue associated with purchase accounting for the Worldwide Compensation and Vurv acquisitions, and excludes costs associated with our 2009 restatement-related revenue review, acquisition related transaction costs, stock-based compensation expense, amortization of acquired intangibles, and the gain on re-measurement of a previously held interest in Worldwide Compensation. Non-GAAP net income per fully diluted share was $0.14 for the second quarter based on 42.7 million fully diluted weighted average shares outstanding, compared to non-GAAP net income per fully diluted share of $0.17 for the same period last year based on 32.6 million fully diluted weighted average shares outstanding.

Conference Call Details

The company will issue a pre-recorded webcast regarding the quarter at 1:30 pm PT (4:30 pm ET), which will be available on the Investor Relations section of Taleo.com. The company will then host a live Q&A call at 2:30 pm PT (5:30 pm ET) with Michael Gregoire, Chairman and Chief Executive Officer, and Katy Murray, Chief Financial Officer. This call will also be available via webcast on the Investor Relations section of the company website.

About Taleo

Taleo’s (NASDAQ: TLEO) cloud-based talent management platform unites products and an ecosystem to drive business performance through talent intelligence. Nearly 4,700 customers use Taleo for talent acquisition, performance and compensation management, including 48 of the Fortune 100. Further, Taleo’s Talent Grid cloud community harnesses the expertise of Taleo customers, more than 200 million candidates, and 100 partners and industry experts.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Taleo’s future financial performance, market growth, the demand for and benefits from the use of Taleo’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Further information on potential factors that could affect actual results is included in Part II, Item 1A of Taleo’s Quarterly Report on Form 10Q, as filed with the SEC on May 7, 2010, and in other reports filed by Taleo with the SEC.

Non-GAAP Financial Measures

Taleo has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and non-GAAP net income per share. Taleo uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Taleo’s ongoing operational performance. Taleo believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Taleo’s industry, many of which present similar non-GAAP financial measures to investors. The non-GAAP measures include amounts excluded from GAAP revenue due to the write down of the deferred revenue associated with purchase accounting for the Worldwide Compensation and Vurv acquisitions, and exclude costs associated with our 2009 restatement-related revenue review, acquisition related transaction costs, stock-based compensation expense, amortization of acquired intangibles, and the gain on re-measurement of a previously held interest in Worldwide Compensation. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

A historical reconciliation of GAAP to non-GAAP financial measures for past periods can be located on the investor relations section of www.taleo.com.

Taleo Corporation

Condensed Consolidated Statements of Operations

(All amounts in thousands except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue:
Application	$47,928	$42,914	$95,492	$84,118
Consulting	8,348	6,179	15,830	13,058

Total revenue	56,276	49,093	111,322	97,176

Cost of revenue (Note 1):
Application	11,290	9,857	21,652	18,782
Amortization of acquired intangibles	923	760	1,874	1,520

Total cost of application revenue	12,213	10,617	23,526	20,302
Consulting	6,880	6,281	13,365	12,555

Total cost of revenue	19,093	16,898	36,891	32,857

Gross profit	37,183	32,195	74,431	64,319

Operating expenses (Note 1):
Sales and marketing	15,879	14,337	30,816	27,432
Sales - amortization of acquired intangibles	2,254	2,810	4,377	5,623
Research and development	10,873	8,936	20,927	17,472
General and administrative	9,791	7,628	20,089	17,256

Total operating expenses	38,797	33,711	76,209	67,783

Loss from operations	(1,614)	(1,516)	(1,778)	(3,464)

Other income / (expense):
Interest and other income	124	54	251	194
Interest expense	(30)	(47)	(64)	(88)
Gain on remeasurement of previously held interest in Worldwide Compensation, Inc.	—	—	885	—

Total other income	94	7	1,072	106

Loss before benefit from income taxes	(1,520)	(1,509)	(706)	(3,358)
Benefit from income taxes	(110)	(1,396)	(114)	(1,160)

Loss attributable to Class A common stockholders	$(1,410)	$(113)	$(592)	$(2,198)

Loss per share attributable to Class A common stockholders - basic	$(0.04)	$(0.00)	$(0.02)	$(0.07)

Loss per share attributable to Class A common stockholders - diluted	$(0.04)	$(0.00)	$(0.02)	$(0.07)

Weighted average Class A common shares - basic	39,444	30,417	39,301	30,341

Weighted average Class A common shares - diluted	39,444	30,417	39,301	30,341

NOTES

1. Includes stock-based compensation expense
Application cost of revenue	$242	$169	$418	$290
Consulting cost of revenue	416	307	778	529

Cost of revenue subtotal	658	476	1,196	819

Sales and marketing operating expense	999	818	1,883	1,332
Research and development operating expense	512	409	976	673
General and administrative operating expense	1,501	1,130	2,792	2,278

Operating expense subtotal	3,012	2,357	5,651	4,283

Total stock-based compensation expense	$3,670	$2,833	$6,847	$5,102

Taleo Corporation

Condensed Consolidated Statements of Operations (continued)

(All amounts in thousands except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Reconciliation of GAAP net loss to non-GAAP net income:
GAAP net loss reported above	$(1,410)	$(113)	$(592)	$(2,198)
Add back:

Revenue
Non-GAAP application revenue	195	260	348	773
Non-GAAP service revenue	—	—	—	13

Total Non-GAAP revenue	195	260	348	786

Expenses
Revenue review	—	277	—	1,631
Acquisition related transaction costs	483	—	1,022	—
Stock-based compensation expense	3,670	2,833	6,847	5,102
Amortization of acquired intangibles	3,177	3,570	6,251	7,143

	7,330	6,680	14,120	13,876

Other income
Gain on remeasurement of previously held interest in Worldwide Compensation, Inc.	—	—	(885)	—

Benefit from income taxes
Non-cash income tax audit settlement	—	(1,335)	—	(1,335)

Non-GAAP net income	$6,115	$5,492	$12,991	$11,129

Non-GAAP net income per share
Basic	$0.16	$0.18	$0.33	$0.37

Diluted	$0.14	$0.17	$0.31	$0.36

Reconciliation of basic and fully diluted share count:

Basic	39,444	30,417	39,301	30,341

Add:
Weighted Average - options and unreleased restricted stock, without consideration for the treasury stock method	3,252	1,716	3,272	497
Weighted Average - Vurv escrow shares	—	478	—	478

Diluted	42,696	32,611	42,573	31,316

Taleo Corporation

Condensed Consolidated Balance Sheets

(All amounts in thousands)

(Unaudited)

	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$244,943	$244,229
Restricted cash	198	409
Accounts receivable, net	41,993	43,928
Prepaid expenses and other current assets	11,990	10,126
Investment credits receivable	6,952	5,499

Total current assets	306,076	304,191
Property and equipment, net	25,909	23,510
Restricted cash	210	210
Goodwill	102,650	91,027
Other intangibles, net	29,093	30,544
Other assets	5,812	6,895

Total assets	$469,750	$456,377

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$23,705	$23,592
Deferred revenue - application services and customer deposits	63,734	60,140
Deferred revenue - consulting services	17,116	17,523
Capital lease obligation, short-term	159	412

Total current liabilities	104,714	101,667
Long-term deferred revenue - application services and customer deposits	400	201
Long-term deferred revenue - consulting services	12,932	13,220
Other liabilities	3,264	3,973
Capital lease obligation, long-term	73	107

Total liabilities	121,383	119,168

Stockholders’ equity:
Capital stock	1	1
Additional paid-in capital	425,357	414,106
Accumulated deficit	(77,621)	(77,029)
Treasury stock	(1,627)	(2,471)
Accumulated other comprehensive income	2,257	2,602

Total stockholders’ equity	348,367	337,209

Total liabilities and stockholders’ equity	$469,750	$456,377

Taleo Corporation

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

(Unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(592)	$(2,198)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,361	13,589
Loss disposal of fixed assets	58	16
Amortization of tenant inducements	(88)	(76)
Tenant inducements from landlord	111	—
Stock-based compensation expense	6,847	5,102
Excess tax benefit from stock options	(16)	—
Director fees settled with stock	111	126
Gain on remeasurement of previously held interest in Worldwide Compensation, Inc.	(885)	—
Bad debt expense	7	528
Changes in working capital accounts, net of effect of acquisition:
Accounts receivable	2,249	2,994
Prepaid expenses and other assets	(2,270)	(1,795)
Investment credit receivable	(1,460)	509
Accounts payable and accrued liabilities	1,612	(3,549)
Deferred revenue and customer deposits	2,251	1,206

Net cash provided by operating activities	21,296	16,452

Cash flows from investing activities:
Purchases of property and equipment	(10,805)	(5,340)
Change in restricted cash	210	210
Acquisition of business, net of cash acquired	(13,381)	—

Net cash used in investing activities	(23,976)	(5,130)

Cash flows from financing activities:
Principal payments on loan and capital lease obligations	(783)	(630)
Payments for expenses associated with 2009 equity offering	(681)	—
Excess tax benefit from stock options	16	—
Treasury stock acquired to settle employee withholding liability	(937)	(339)
Treasury stock issued to employees for ESPP	1,781	—
Proceeds from stock options exercised and ESPP shares	4,298	1,711

Net cash provided by financing activities	3,694	742

Effect of exchange rate changes on cash and cash equivalents	(300)	443

Increase in cash and cash equivalents	714	12,507
Cash and cash equivalents:
Beginning of period	244,229	49,462

End of period	$244,943	$61,969

Supplemental cash flow disclosures:
Cash paid for interest	$12	$40

Cash paid for income taxes	$1,230	$271

Supplemental disclosure of non-cash financing and investing activities:
Property and equipment purchases included in accounts payable and accrued liabilities	$995	$3,467